UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Fauquier Bankshares, Inc.

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Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia 20186
April 16, 2010
Fellow Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Fauquier Bankshares, Inc. (the “Company”), the holding company for The Fauquier Bank (the “Bank”), to be held on May 18, 2010, at 9:30 a.m., Eastern Time, at Poplar Springs Inn Spa, Rogues Road, Casanova, Virginia.
The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of Smith Elliott Kearns & Company, LLC, the Company’s independent accountants, will be present at the Annual Meeting to respond to any questions that shareholders may have regarding the business to be transacted. Detailed information relating to the Company’s activities and operating performance is contained in our 2009 Annual Report and 2009 Form 10-K, both which are also enclosed.
Your vote is important. Whether or not you expect to attend the Annual Meeting, we urge you to vote and submit your proxy by telephone, the Internet or mail as promptly as possible to ensure the presence of a quorum for the meeting. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. If your shares are held in the name of a broker or other nominee, you should instruct your broker or nominee how to vote on your behalf, or, if you plan to attend the meeting and wish to vote in person, bring with you a proxy or letter from your broker or nominee to confirm your ownership of shares.
On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

Sincerely yours, /s/ John B. Adams, Jr. John B. Adams, Jr. Chairman Fauquier Bankshares, Inc.

Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia 20186
(540) 347-2700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 18, 2010

Warrenton, Virginia
April 16, 2010
To the Shareholders of Fauquier Bankshares, Inc.:
NOTICE is hereby given that the Annual Meeting of Shareholders of Fauquier Bankshares, Inc. (the “Company”) will be held at Poplar Springs Inn Spa, Rogues Road, Casanova, Virginia, on Tuesday, May 18, 2010, at 9:30 a.m., Eastern Time (the “Annual Meeting”), for the following purposes:
1.	To elect four Class II directors to serve until the 2013 Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualify.

2.	To ratify the selection of Smith Elliott Kearns & Company, LLC as the Company’s independent public accountants to audit the books of the Company and its subsidiary for the current year.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
The Board of Directors has fixed the close of business on March 12, 2010, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.
It is important that your shares be represented at the meeting. Whether or not you expect to be present in person, please submit your proxy by telephone, the Internet or mail as promptly as possible. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. If you wish to vote by mail, a return envelope is enclosed for your convenience that requires no postage if mailed within the United States. If you are present at the meeting, you may, if you wish, withdraw your proxy and vote your shares personally. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised by providing written notice to the Secretary of the Company.
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares “held in street name,” and these proxy materials are being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders and in order to be admitted to the meeting, you must bring a proxy or letter showing that you are the beneficial owner of the shares. Unless you have obtained a proxy from your broker or nominee, you will not be able to vote at the meeting and should instruct your broker or nominee how to vote on your behalf.

Fauquier Bankshares, Inc. /s/ Edna T. Brannan, Secretary By Order of the Board of Directors Edna T. Brannan

Fauquier Bankshares, Inc.
10 Courthouse Square
Warrenton, Virginia 20186
(540) 347-2700
PROXY STATEMENT
GENERAL
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fauquier Bankshares, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Poplar Springs Inn Spa, Rogues Road, Casanova, Virginia, on Tuesday, May 18, 2010 at 9:30 a.m., Eastern Time, and at any adjournments thereof.
The Company began mailing this proxy statement and the form of proxy solicited hereby to its shareholders on or about April 16, 2010.
VOTING SECURITIES
As of March 12, 2010, the record date fixed for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were 3,620,544 outstanding shares of common stock, which is the only class of stock of the Company. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Shares of stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as specified therein. If no specification is made, shares represented by signed proxy cards will be voted for the election of each of the nominees for director named in this proxy statement and for the ratification of the selection of Smith Elliott Kearns & Company, LLC (“Smith Elliott”) as the Company’s independent public accountants.
The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.
As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors or to “WITHHOLD AUTHORITY” to vote for one or more of the nominees being proposed. Under Virginia law, if a quorum is present, the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors. Approval of any other matter requires that the matter receive more votes “FOR” than votes “AGAINST” the matter.
Shares for which a holder has elected to abstain or to withhold the proxies’ authority to vote will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matters.
Brokers and nominees who have record ownership of shares that are held in “street name” for account holders may not be permitted to exercise voting discretion with respect to the election of directors. Under a recent amendment to the New York Stock Exchange (“NYSE”) rules, brokers no longer have the discretion to vote on the election of directors because director elections, even if uncontested, are no longer considered a “routine” matter. Even though the Company’s stock is listed on the NASDAQ Capital Market, it is expected that brokers who are members of the NYSE will follow the NYSE rules governing proxy voting with respect to all proxies for publicly traded companies. If you do not give your broker specific instructions, your shares may be treated as “broker non-votes” and may not be voted on the election of directors, although they will count for purposes of determining whether a quorum exists. Without instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters, such as ratification of the Company’s independent public accountants.
SOLICITATION AND VOTING OF PROXIES
Any proxy given pursuant to this solicitation may be revoked by the person executing it at any time prior to its exercise by submitting to the Secretary of the Company a written notice of revocation or a properly-executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.
The cost of this proxy solicitation will be borne by the Company. The Company will pay the costs of its effort in soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to shareholders. Proxies may be solicited without extra compensation, by the Company’s directors, officers and employees by mail, electronic mail, telephone, fax or personal interviews.
PROPOSAL ONE:
ELECTION OF CLASS II DIRECTORS
The Company’s articles of incorporation provide that the Board of Directors of the Company is classified into three classes (I, II and III), with one class being elected every year for a term of three years. In addition, under Virginia law, a director appointed to the Board of Directors in between meetings of the shareholders must stand for election at the next annual meeting of shareholders. The Board of Directors currently consists of eleven directors. The terms of office of the Class II directors expire this year at the Annual Meeting.
Messrs. Ferrell, Montgomery, Rodgers and Strange, each of whom currently serves as a Class II director, are proposed for election as Class II directors. If elected, these individuals shall hold office until the 2013 Annual Meeting and until their successors shall have been elected and qualify.
Certain information is set forth below concerning the Board’s nominees for election at the 2010 Annual Meeting, as well as the other current directors who will continue in office until the 2011 and 2012 Annual Meetings, respectively.
Nominees for Election at 2010 Annual Meeting
Class II (Term Expires in 2013)
Randy K. Ferrell, 59, has been a director of the Company since 2003 and a director of the Bank since 2002. He has been President of the Company since May 2003 and Chief Executive Officer since June 2004. He has been Chief Executive Officer of the Bank since June 2003 and President of the Bank since 2002. He served as Senior Vice President of the Company from 1994 to May 2003. Mr. Ferrell was Chief Operating Officer of the Bank from 2002 to June 2003, Executive Vice President of the Bank, Commercial and Retail Banking and Management Information Systems from 2001 to 2002, and Senior Vice President, Commercial Lending from 1994 to 2001. Mr. Ferrell brings valuable insight and knowledge to the Board due to his service as the Company’s President and Chief Executive Officer. During his 37 years in the financial services industry, Mr. Ferrell has gained significant banking knowledge which enables him to bring his expertise in regulatory guidance, strategic planning, business development and operations management to the Board.
Brian S. Montgomery, 57, has been a director of the Company and a director of the Bank since 1990. Mr. Montgomery has been owner and President of Warrenton Foreign Car, Inc. located in Warrenton, Virginia, since 1972 and is the owner and manager of various commercial real estate properties located in Warrenton, Virginia. In addition to serving on various Company board committees over his tenure, he currently is a member of the Executive Committee, Compensation and Benefits Committee and Chairman of the Trust Committee. Mr. Montgomery brings extensive knowledge of the financial services industry to the Board, with a specialty in insurance through his tenure on the board of Loudoun Mutual Insurance Company, where he has been a director since 1999.
P. Kurtis Rodgers, 42, has been a director of the Company and a director of the Bank since 2007. Mr. Rodgers is President and Chief Operating Officer of S.W. Rodgers Co., Inc., a heavy highway site contractor headquartered in Gainesville, Virginia that operates throughout Virginia. Prior to his appointment as President and Chief Operating Officer in 1998, Mr. Rodgers served in multiply capacities within S.W. Rodgers since its establishment in 1980. He is the current President of the Heavy Construction Contractors Association (a Virginia association) and has served on advisory panels for the James Madison University College of Business and the George Mason University Prince William Campus. Mr. Rodgers brings valuable business management expertise and knowledge to the Board.
Sterling T. Strange, III, 49, has been a director of the Company and the Bank since 2007. Mr. Strange is President and Chief Executive Officer of The Solution Design Group, Inc., an information technology consulting firm to the transportation industry located in Warrenton, Virginia and Orlando, Florida. Prior to founding The Solution Design Group in 2004, Mr. Strange was President and founder of Decision Support Technologies, Inc., a transportation software company that provided solutions and services to over 100 airports and seaports worldwide. Decision Support Technologies was acquired by a large international firm in 2002. Mr. Strange has served in senior management positions in both private and public companies for over 20 years. He provides valuable entrepreneurial experience and financial management expertise to the Board, which is specifically advantageous in his role on the Company’s Audit Committee.
Directors Continuing in Office After 2010 Annual Meeting
Class III (To Serve Until the 2011 Annual Meeting)
Eric P. Graap, 57, has been a director of the Company and a director of the Bank since January 2009. He has served as Executive Vice President of the Company and the Bank since May 2007, and was Senior Vice President of the Company and the Bank from November 2000 to May 2007. He has been the Chief Financial Officer of the Company and the Bank since 2000. Mr. Graap spent 13 years as Chief Financial Officer for the Community Preservation Corporation, a non-profit mortgage banking company in New York City, and Crestmont Financial Corp., a $1.6 billion publicly traded financial institution in central New Jersey. He has served as board president and treasurer of the Piedmont Symphony Orchestra and director and treasurer of The Fauquier Community Action Committee and their Head Start/Bright Stars programs. Mr. Graap brings over 30 years of financial management experience in the financial services industry to the Board.
Douglas C. Larson, 63, has been a director of the Company and a director of the Bank since 1996. Mr. Larson has been Vice President of the Piedmont Environmental Council since December 2000. The Piedmont Environmental Council is a non-profit organization working to promote and protect the natural resources, the rural economy, the history and the beauty of the nine county Piedmont region. From 1977 through November 2000, he served in various capacities at the Airlie Foundation, a conference and research center in Fauquier County, Virginia. Mr. Larson brings valuable community insight and business experience to the Board.
Randolph T. Minter, 50, has been a director of the Company and a director of the Bank since 1996. Mr. Minter has been President and owner of Moser Funeral Home, Inc. since 1986, having worked prior to that time in various positions at the funeral home since 1980. He also has owned and operated Bright View Cemetery, Inc. in Fauquier County, Virginia since 1990. Through his involvement and leadership positions with a variety of business and community organizations, Mr. Minter brings to the Board a vast knowledge of our community market base, and its business related issues.

Class I (To Serve Until the 2012 Annual Meeting)
John B. Adams, Jr., 65, has been a director of the Company since 2003 and a director of the Bank since 2002. He was elected Vice Chairman of the Bank in January 2004 and Chairman of the Company in January 2010. Mr. Adams was President and Chief Executive Officer of A. Smith Bowman Distillery from 1989 through October 2003. Mr. Adams serves as President and Chief Executive Officer of Bowman Companies, Inc., primarily a family real estate holding company, and is a director of Universal Corporation, a publicly traded company headquartered in Richmond, Virginia, where he also serves on the financial and audit committees. Mr. Adams served as chairman of The National Theatre in Washington, D.C. for 25 years and has served on the foundation boards of several higher education institutions. As a result of his various leadership roles, Mr. Adams’ brings to the Board valuable insight and business acumen, along with significant business expertise.
John J. Norman, Jr., 47, has been a director of the Company and a director of the Bank since 1998. Mr. Norman has served as President and Principal Broker of Norman Realty, Inc., a commercial real estate sales and leasing brokerage in Manassas, Virginia since June 2001. He served as Vice President and Associate Broker for Norman Realty, Inc. from 1991 to June 2001, and as a sales agent of the company from 1989 to 1991. Mr. Norman founded Norman Property Services in 1993, and Blueline Conservation Incentives, LLC in 2005, and serves as president of both organizations. Mr. Norman’s business experience provides the Board with financial expertise, which is specifically important in his role on the Company’s Audit Committee.
Randolph D. Frostick, 53, has been a director of the Company and a director of the Bank since 2009. He is Vice President and a Shareholder of Vanderpool, Frostick and Nishanian, P.C., a law firm located in Manassas, Virginia, which focuses primarily on civil litigation, business, employment, and real estate transactions, financing, land use and development. Mr. Frostick joined the firm in 1987. In addition to practicing law, Mr. Frostick is actively involved in real estate development and the leasing operations of office, retail and government buildings in Prince William County, Virginia. He also serves his community through leadership roles with numerous civic and business organizations, including the Prince William County Greater Manassas Chamber of Commerce and Historic Manassas, Inc. Mr. Frostick brings to the Board insightful knowledge of our market base, and valuable business expertise.
Jay B. Keyser, 53, has been a director of the Company and a director of the Bank since 2009. He is the Chief Executive Officer of William A. Hazel, Inc., a site construction company headquartered in Chantilly, Virginia, where he has served for over 20 years in various capacities, including Chief Financial Officer and Executive Vice President. He has served as board trustee for Highland School, located in Warrenton Virginia, and chaired its finance committee. He received his CPA certification in 1982 and is a member of the American Institute of Certified Public Accountants and the Virginia Society of CPAs. Mr. Keyser brings vast business and financial management knowledge and experience to the Board, gained through his positions with William A. Hazel, Inc.
The Board recommends that the shareholders vote FOR the above nominees as directors. The proxy holders will cast votes on the proxy card received by them, unless otherwise specified, FOR the election of the four Class II nominees. The Board of Directors has no reason to believe that any of the above nominees will be unable to serve as a director. Each of the nominees has consented to be named in the proxy statement and to serve if elected.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
Independence. A majority of the directors are “independent directors” as defined by the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”), and the Board of Directors has determined that these independent directors have no relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors are Messrs. Adams, Frostick, Keyser, Larson, Minter, Montgomery, Norman, Rodgers, and Strange. In determining the independence of the directors, the Board considered the following relationship that Mr. Frostick has with the Company outside of his director position: Vanderpool, Frostick and Nishanian, P.C., a law firm of which Mr. Frostick is a partner and shareholder, has been engaged by the Bank for legal services related to branch site development and is expected to receive payment for their services under this engagement. No compensation was paid to Vanderpool, Frostick and Nishanian, P.C. during 2009. After considering this relationship, the Board concluded that Mr. Frostick is independent.
Board Leadership. The Board of Directors is committed to maintaining an independent Board, and for many years a majority of our Board has been comprised of independent directors. Generally, it has been the Company’s practice to separate the duties of Chairman and Chief Executive Officer. In keeping with good corporate governance practices, at this time the Board believes that the separation of the duties of Chairman and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director who has not served as an executive of the Company can best provide the necessary leadership and objectivity required as Chairman.
Meetings and Attendance. During the year ended December 31, 2009, the Board of Directors held thirteen meetings. Each director attended at least 75% of the aggregate of: (i) the number of Board meetings held during the period in which he or she has been a director and (ii) the number of meetings of all committees on which he or she served.
The Company has not adopted a formal policy on Board members’ attendance at our annual meetings of shareholders, although all Board members are encouraged to attend. All Board members attended our 2009 Annual Meeting of Shareholders.
Communications with the Board of Directors. Any shareholder who wishes to contact the Board of Directors or any of its members may do so by writing to Fauquier Bankshares, Inc., Board of Directors, c/o Secretary, 10 Courthouse Square, Warrenton, Virginia 20186. The Secretary of the Company will promptly forward all such communications to the specified addressees. Communications may also be directed to the Board of Directors through our website: www.fauquierbank.com under “Contact Us.” Emails sent through our website clearly addressed to the Board of Directors or to a specific director will be forwarded by our webmaster as indicated.
Audit Committee. The Board has an Audit Committee, composed entirely of directors who satisfy the independence and financial literacy requirements for audit committee members under the NASDAQ listing standards and applicable Securities and Exchange Commission (“SEC”) regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication. The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent registered public accounting firm. The Audit Committee held five official meetings and several informal discussions in 2009. The Audit Committee report is set forth on page 31. The current members of the Audit Committee are Messrs. Adams, Larson, Strange and Norman. The Board of Directors has determined that Messrs. Norman and Strange qualify as the audit committee financial experts as defined by SEC regulations and has designated them as the Company’s Audit Committee Financial Experts. The Audit Committee operates pursuant to a written charter, which is posted on the Bank’s website: www.fauquierbank.com under “Investor Relations — Corporate Governance.” The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

Compensation and Benefits Committee. The Company has a Compensation and Benefits Committee, whose function is to aid the full Board of Directors of the Company in meeting its overall responsibilities with regard to the oversight and determination of executive compensation. The committee, composed entirely of directors who satisfy the independence requirements for compensation committee members under the NASDAQ listing standards, held five official meetings and several informal discussions in 2009. The current members of the Company’s Compensation and Benefits Committee are Messrs. Keyser, Minter, Montgomery and Rodgers. These same directors serve as the Bank’s Compensation and Benefits Committee, whose function is to aid the Board of Directors of the Bank in meeting its overall responsibilities with regard to the oversight and determination of executive compensation. The Bank’s Compensation and Benefits Committee held five official meetings and several informal discussions during 2009.
In order to carry out its duties, Compensation and Benefits Committee is authorized to seek the assistance and counsel of independent advisors, including compensation consultants, at the Company’s expense. These advisors are hired and directed by, and report directly to, the Compensation and Benefits Committee. During 2009, the committee retained the services of Pearl Meyer & Partners (“PM&P”), an independent outside consulting firm specializing in executive and board compensation, to assist the committee. Services performed in 2009 included providing competitive market practice data and trends related to Board of Directors compensation. Since its work is conducted solely on behalf of the Compensation and Benefits Committee, PM&P satisfies the independence requirements with respect to SEC standards as well as the Company’s own internal policies.
The Compensation and Benefits Committees operate pursuant to written charters, which are posted on the Bank’s website: www.fauquierbank.com under “Investor Relations — Corporate Governance.” The Committees review and reassess the charters annually and recommend any changes to the Board for approval.
Board Governance Committee. The responsibilities of the Board Governance Committee include the evaluation of the Board’s structure, personnel and processes; and the maintaining of a current and viable set of corporate governance principles applicable to the Company. The committee is composed entirely of directors who satisfy the independence requirements under the NASDAQ listing standards. The members of the Board Governance Committee are Messrs. Adams, Frostick, Norman and Rodgers. The committee held three official meetings in 2009 and several informal discussions. The committee operates pursuant to a written charter, which is posted on the Bank’s website: www.fauquierbank.com under “Investor Relations — Corporate Governance.” The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.
Nominating Committee. The responsibilities of the Nominating Committee include the identification and evaluation of potential director candidates and making recommendations to the full Board regarding nominations of individuals for election to the Board of Directors. The committee is composed entirely of directors who satisfy the independence requirements for nominating committee members under the NASDAQ listing standards. The members of the Nominating Committee are Messrs. Adams, Frostick, Norman and Rodgers. The committee held three official meetings in 2009 and several informal discussions. The committee operates pursuant to a written charter, which is posted on the Bank’s website: www.fauquierbank.com under “Investor Relations — Corporate Governance.” The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.
The Nominating Committee considers diversity in board composition and qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. The committee generally reviews a potential candidate’s background, experience and abilities, the contributions the individual could be expected to make to the collective functioning of the Board and the needs of the Board at the time. The Board has adopted Corporate Governance Guidelines for the Company, which outline certain specific criteria that the Board seeks to attract, which include (i) a commitment to the Company’s purpose and to all shareholders equally; (ii) informed, mature and practical judgment developed as a result of management or policy-

making experience; (iii) business acumen, with an appreciation of the major issues facing a company of comparable size and sophistication; (iv) financial literacy in reading and understanding key performance reports; (v) integrity and an absence of conflicts of interest; (vi) visionary thinking and strategic planning expertise; (vii) ability to influence others; (viii) strong organizational and self-management skills; (ix) being independent according to NASDAQ listing standards; (x) having sufficient time to prepare and meet Board commitments; and (xi) meeting age limit requirements.
The Nominating Committee will consider candidates for directors proposed by shareholders. The committee has no formal procedures for shareholders to submit candidates for consideration, and, until otherwise determined, will accept written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Chairman, Nominating Committee, Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, Virginia 20186, and must be received no later than November 15, 2010 in order to be considered for the next annual election of directors. Any candidates submitted by a shareholder are reviewed and considered in the same manner as all other candidates. The current nominees for Class II members of the Board of Directors were approved on the recommendation of the Nominating Committee.
In addition, in accordance with the bylaws of the Company, any shareholder entitled to vote in the election of directors generally may directly nominate one or more persons for election as directors at an Annual Meeting if the shareholder gives written notice of his or her intent to make such nomination. In accordance with the Company’s bylaws, a shareholder nomination must include (i) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated, (ii) a representation that the shareholder is an owner of common stock of the Company, entitled to vote, and intends to appear at the Annual Meeting (in person or by proxy) to nominate the individual(s) specified in the notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee for director pursuant to which the nomination(s) are made by the shareholder, (iv) such other information regarding such nominee proposed by the shareholder as required in the proxy rules of the SEC including the amount and nature of each nominee’s beneficial ownership, age and principal occupation for the past five years, and (v) the written consent of each nominee to serve as a director of the Company if so elected. All such nominations for the 2011 Annual Meeting must be in proper written form and received by the Secretary of the Company by February 16, 2011.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), officers, directors and beneficial owners of more than 10% of the Company’s common stock are required to file reports on Forms 3, 4 and 5 with the SEC to report their beneficial ownership of the Company’s common stock as well as certain changes in such beneficial ownership. Based solely upon the Company’s review of such reports, the Company reports that there was one late filing during the fiscal year ending December 31, 2009. Mr. Adams reported one transaction on Form 4 late during 2009.
DIRECTOR COMPENSATION
The Compensation and Benefits Committee (the “Committee”) is authorized by the full Board of Directors of the Company with regard to the oversight and determination of director and executive compensation. In 2009, the Committee relied on its consultant, Pearl Meyer & Partners, to provide market data and competitive practice information related to director compensation. The results of this analysis were considered by the Committee in assessing the appropriateness and competitiveness of its current compensation program. As a result of the consultant’s review, the Committee made changes to the Board of Directors compensation program which is referenced in the following sections.
Retainer and Meeting Fees. Non-employee directors of the Bank received an annual retainer of $5,000 for Bank board service during 2009. Non-employee directors of the Company received an annual retainer of $3,000 for Company board service during 2009. The Chairman received a retainer from the Company of $35,000 during 2009 and a retainer of $5,000 from the Bank in 2009. Annual retainers are pro-rated at one half for any director who does not serve after the annual meeting of shareholders. From January through June of 2009, non-employee directors of the Company received a fee of $300 for each Company Board and committee meeting attended (except that Committee Chairmen for the Audit, Compensation and Benefits and Board Governance and Nominating Committees received $400 for each Company committee meeting they chaired) and non-employee directors of the Bank received a fee of $500 for each Bank Board meeting and $300 for each Bank committee meeting attended. Non-employee directors of the Company received a fee of $800 for each joint meeting of the Company and the Bank Boards attended. Effective July 1, 2009, the decision was made that all Board meetings would be joint meetings of the Bank and Company Boards and the fee paid to non-employee directors would be $500 per meeting. Effective January 1, 2010, the Chairman’s retainer from the Bank was eliminated and the retainer from the Company was reduced to $27,500 annually.
Equity Compensation. During 2009, the Company had the Omnibus Stock Ownership and Long-Term Incentive Plan (the “Omnibus Plan”) in effect for its final year. The Omnibus Plan was established in 1998 for employees and amended and restated in 2000 to include non-employee directors. The Company reserved 180,000 shares of stock for awards to non-employee directors during the term of the plan, which expired on December 31, 2009. Under the Omnibus Plan, non-qualified options to acquire shares of Company common stock, restricted stock, stock appreciation rights, and/or units were granted from time to time to non-employee directors of the Company and of any of its subsidiaries.
In 2009, restricted stock grants to non-employee directors were calculated by dividing $8,500, the average restricted stock grant awarded in 2004 through 2007, by the closing price of the Company’s common stock on the day prior to the day the Committee made the grant determination.
The Compensation and Benefits Committee believes that granting restricted stock as part of director compensation better aligns the directors and shareholders long-term interest in the Company, in a way that cannot be accomplished through cash compensation, and increases director ownership of Company shares in an appropriate manner. On February 19, 2009, 845 shares of restricted stock were awarded to each non-employee director continuing office after the 2009 Annual Meeting. The shares automatically vested on such date but are subject to transferability restrictions that lapse on the third anniversary of the grant date.
Future equity awards to non-employee directors will be made under the Fauquier Bankshares, Inc. Stock Incentive Plan which was approved by the shareholders at the 2009 Annual Meeting. See page 13 for more information on the plan.
Consulting Agreement with C. H. Lawrence, Jr. Mr. Lawrence is a former director and Chairman of the Board who retired from the Board on December 31, 2009. Pursuant to a written agreement between the Bank and Mr. Lawrence, in 2009 he performed specific duties for the Bank on a part-time basis in addition to his duties as a director of the Company. These duties include business development, and planning and conducting various sales training classes for Bank employees such as “Establishing Customer Relationships for Managers and Customer Sales Representatives”, “Building a Winning Sales Team”, and “Developing Teller Excellence”. Mr. Lawrence’s compensation for these part-time services is $500 for each half day and $1,000 for each full day of services provided to the Bank. During 2009, compensation to Mr. Lawrence for these services totaled $12,700, which compensation is in addition to the compensation Mr. Lawrence receives as a director of the Company. The agreement between the Bank and Mr. Lawrence may be terminated at any time.
The following table provides compensation information for the year ended December 31, 2009 for each non-employee director.

Director Compensation

					Change in
					Pension
	Fees Earned			Non-	Value and
	or Paid			Equity	Nonqualified Deferred	All
	in Cash [2]	Stock	Option	Incentive	Compensation Earnings	Other Compen
Name [1]	($)	Awards[3] ($)	Awards ($)	Plan Compensation($)	($)	-sation($)		Total($)
C. H. Lawrence, Jr.	$46,300	$8,501	—	—	—	$12,700	[4]	$67,501
John B. Adams, Jr.	23,700	8,501	—	—	—	—		32,201
Randolph D. Frostick	18,100	8,501	—	—	—	—		26,601
Jay B. Keyser	18,700	8,501	—	—	—	—		27,201
Douglas C. Larson	25,800	8,501	—	—	—	—		34,301
Randolph T. Minter	28,500	8,501	—	—	—	—		37,001
Brian S. Montgomery	28,150	8,501	—	—	—	—		36,651
John J. Norman, Jr.	18,550	8,501	—	—	—	—		27,051
P. Kurt Rodgers	18,600	8,501	—	—	—	—		27,101
Sterling T. Strange	18,400	8,501	—	—	—	—		26,901

(1)	Randy K. Ferrell, the Company’s President and Chief Executive Officer, and Eric P. Graap, the Company’s Chief Financial Officer, are not included in this table as they are executives of the Company and thus received no compensation for their services as directors. The compensation received by Messrs. Ferrell and Graap as executives of the Company are shown in the Summary Compensation Table on page 18.

(2)	Because each Company director also serves on the Bank’s board of directors, the amounts reported in this table reflect compensation for board service paid by the Company and the Bank.

(3)	Each non-executive director received an award of 845 shares of restricted stock on February 19, 2009 under the Omnibus Plan. The shares automatically vested on such date but are subject to transferability restrictions that lapse on the third anniversary of the grant date. This column reflects the dollar amount recognized for financial statement reporting purposes for these grants in accordance with FASB ASC Topic 718 — “Compensation-Stock Compensation”. This amount is the grant date fair value and was determined by multiplying the number of shares by the closing sales price of the Company’s common stock on the date prior to the grant, $10.06 per share. Please refer to Note 13, Stock Incentive Plans, in the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2010.

(4)	As discussed above, in 2009 Mr. Lawrence performed specific duties for the Bank on a part-time basis in addition to his duties as a director of the Company and the Bank. Mr. Lawrence’s compensation for these part-time services was $500 for each half day and $1,000 for each full day of services provided to the Bank. During 2009, compensation to Mr. Lawrence for these services totaled $12,700 which compensation is in addition to the compensation Mr. Lawrence received as a director of the Company and the Bank.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Compensation Philosophy. The Company strives to be an organization where work is satisfying to our staff and where knowledgeable and skillful associates can work in a challenging and rewarding atmosphere. Achievement of these goals is critical to the Company’s ability to provide quality products and services to its clients, as well as a reasonable return to its shareholders. The Company considers compensation an integral part of this strategy. The compensation system must support the achievement of these goals by making a significant contribution to the achievement of strategy and objectives at an acceptable level of compensation and ongoing development of the organization and its human resources.
The Company’s compensation system is designed to result in the achievement of the Company’s objectives. To this end, the compensation system is designed to: (i) attract employees whose qualifications clearly meet or exceed the minimum education, experience and skills specified for each job; (ii) attract individuals who are willing to be held accountable for results; (iii) retain those who achieve the high level of results expected; (iv) motivate employees to seek additional accountability; take reasonable risks and achieve greater than expected results; and (v) differentiate employees between those who perform and those who do not want to be accountable or fail to achieve results.
Overview of Compensation Program. The Company’s Compensation and Benefits Committee approves the Company’s compensation philosophy, strategy and policy. Although executive compensation is primarily paid by the Bank, the Committee develops Company goals and objectives relevant to the compensation of the Chief Executive Officer and the Company’s other executive officers, including developing annual and long-term performance objectives for the Chief Executive Officer for joint approval by the Boards of the Company and the Bank, and developing and approving annual and long-term performance objectives for the executive officers other than the Chief Executive Officer.
With the assistance of the Bank and Company Boards, the Committee evaluates the performance of the executive officers and sets their annual compensation, including annual salary, cash and equity incentive awards, and other direct or indirect benefits. The Chief Executive Officer makes recommendations regarding compensation with respect to the other executive officers, although the Committee makes the final decision. The Committee also annually approves compensation structures, job values, compensation budgets and distribution guidelines of the Bank with the Bank’s Board of Directors’ approval. In addition to the Chief Executive Officer, Human Resources Department personnel periodically attend Committee meetings and make presentations to the Committee on compensation and benefits matters. The Committee meets in executive session, without the Chief Executive Officer, when discussing his compensation.
Finally, the Committee is responsible for reviewing the competitiveness of the Company’s executive compensation programs to ensure (i) the attraction and retention of senior management; (ii) the motivation of senior management to achieve the Company’s business objectives; and (iii) the alignment of the interests of key leadership with the long-term interests of the Company’s shareholders.
The Company’s Chief Executive Officer, Chief Financial Officer, and former Chief Operating Officer are referred to throughout this discussion as the “named executive officers” or “NEOs.” The Company’s former Chief Operating Officer, Gregory D. Frederick, resigned from the Company effective October 26, 2009. Certain information provided in this discussion on the named executive officers and NEOs relates to our Chief Executive Officer and Chief Financial Officer only. The Company has not filled the position of Chief Operating Officer since Mr. Frederick’s departure.
Establishing Executive Compensation. The Company compensates our NEOs, including other members of senior management, through a mix of base salary, cash and equity incentive compensation, and perquisites and benefits designed to be competitive with our peer financial institutions. Cash and equity incentive awards to senior management are made pursuant to our Management Incentive Plan, which is designed to reward company-wide performance through tying awards to selected performance goals including return on equity, loan growth, and core deposit growth. We want to provide our NEOs with a level of assured cash compensation in the form of base salary as well as cash and equity opportunities in the form of incentive compensation that will help recruit, retain and reward competent and effective executive talent, and at the same time align senior management’s interests with the long-term interests of our shareholders.
The compensation planning process consists of annually establishing an overall executive compensation package and then allocating that compensation among base salary, cash and equity incentives under the Management Incentive Plan. In order to recruit and retain top executive talent whom we expect to provide performance that will create and sustain long-term value for our shareholders, we intentionally pay overall compensation that is competitive with our peer companies. Our base salaries are comparable with the base salaries paid by most of our peer companies for comparable positions. We generally offer higher at-risk (or incentive) compensation components in the form of cash and equity incentive compensation under our Management Incentive Plan, and incentive compensation comprises a large portion of our total compensation.
In order to ensure compensation levels for the NEOs are competitive with market, the Committee periodically retains the services of its independent consultant, Pearl Meyer & Partners, to benchmark and review its executive compensation program. The last comprehensive competitive assessment was conducted by PM&P in September 2007. Findings from this analysis were used to develop our compensation program guidelines for use going forward.
It is the Committee’s understanding that the comprehensive review it receives is designed to provide value over a multi-year period unless there have been significant market changes or the company has experienced substantial growth. Since executive compensation levels have remained fairly constant due to the recent economic landscape, and in order to keep the Company’s expenses to a minimum, the Committee chose not to conduct a comprehensive review in 2009. In order to establish compensation levels for the NEOs in 2009 and 2010, the Committee relied on data from the 2007 compensation review. The Committee retains access to PM&P upon request, regarding any executive or board compensation issues.
Decisions regarding the base salaries for the NEOs are generally made at the Committee’s first meeting following the availability of the Company’s financial results for the prior year. In addition to referring to the consultant’s compensation analysis and proposed pay ranges, the Committee uses the prior year financial results to evaluate the NEO’s performance against his individual performance plan for the prior year.
Generally at this meeting, the Committee also determines the extent to which the cash and equity incentive awards under the Management Incentive Plan for the prior year were earned by measuring actual outcomes against the pre-determined performance goals. The Committee sets the performance goals for the Management Incentive Plan for the current year at its next meeting. The performance goals are made as early as practicable in the year in order to maximize the time period for the incentives associated with the awards to be achieved. The Committee’s schedule is determined several months in advance, and the proximity of the granting of any equity awards to announcements of earnings or other market events is coincidental.
The Chief Executive Officer attends these Committee meetings, although the Chief Executive Officer is not present during deliberations or voting concerning his own compensation. The Committee seeks the Chief Executive Officer’s input regarding the performance evaluation and compensation recommendations for the Company’s other executive officers. The Chief Executive Officer sets base salaries and makes cash incentive awards to non-executive officer senior management within specific guidelines established by the Committee. The Committee does not delegate authority to the Chief Executive Officer with respect to equity awards of any kind.
Base Salaries. Based on an evaluation of each officer’s performance against his individual performance plans for 2008, reference to the competitive market analysis provided by the compensation consultant, a review of the Company’s overall performance in 2008, and in an effort to align our executive compensation with the interests of our shareholders, the Committee determined not to increase base salaries for the Chief Executive Officer, the former Chief Operating Officer, and the Chief Financial Officer and kept the base salary for the Chief Executive Officer for 2009 at $250,000, for the former Chief Operating Officer for 2009 at $159,000 and for the Chief Financial Officer for 2009 at $166,000. For 2010, the Committee set the base salary of the Chief Executive Officer at $253,863 and the base salary of the Chief Financial Officer at $170,500.
Management Incentive Plan. Our practice is to award incentive compensation based on satisfactory completion of pre-determined Company performance objectives. Cash and equity incentive awards to senior management are made pursuant to our Management Incentive Plan, which is designed to reward the achievement of company-wide performance through the tying of awards to selected performance measures such as net income, return on average equity, net loan growth, transaction deposit growth, and approved strategic initiatives. The Committee recommends Company performance goals and award payouts under the Management Incentive Plan for approval by the Board of Directors. The Committee has the discretion to increase or decrease cash or equity awards earned under the Management Incentive Plan with approval by the Board of Directors.
The Committee reviewed the Company’s strategic objectives for 2009 and chose factors relative to the primary objectives, weighting each factor in the order of priority. The NEOs’ performance goals for 2009 were based on the following four measures of the Company’s 2009 performance: return on average equity (weighting: 70%), net loan growth (weighting: 10%), transaction deposit growth (weighting: 10%), and strategic initiatives (weighting: 10%). The four performance criteria were measured against the Company’s actual budget for 2009, which the Company considers confidential strategic information and does not publicly disclose for competitive reasons. The performance goals were also scaled so that a recipient could receive part of an award in the event that a portion of the targeted goals were achieved. The Committee believes these performance goals are in line with incentives offered to comparable financial institutions and were fair, equitable and competitive for senior management. The overall Company performance goal included a threshold of 70%, which meant that if Company performance was below 70% of the overall target on the four measures, no incentive awards would be paid under the Management Incentive Plan for 2009.
The Committee used these performance goals to determine incentive awards to be earned under the Management Incentive Plan for 2009 performance. While 76% of the overall target for 2009 was achieved by the NEOs, the amounts awarded were based on 60% of the 2009 potential incentive. The 60% award base was a result of a voluntary reduction made by management, which was accepted by the Committee.
Cash Incentive Compensation. Consistent with our approach for allocating overall compensation, and as provided in his employment agreement, the Chief Executive Officer’s target cash payout under the Management Incentive Plan for 2009 was set at 40% of base salary based upon 100% attainment of the Company’s budgeted return on average equity, loan growth, deposit growth, and strategic initiatives for 2009. The Chief Financial Officer’s target cash payout under the Management Incentive Plan for 2009 was set at 30% of base salary based upon 100% attainment of the same company goals. Consistent with the purpose of rewarding strong Company performance, the maximum amount that could be earned under these award formulas was 150% of the target cash payout for Company performance over 120%. There was also a minimum level of performance required to earn any portion of this cash incentive award. No cash incentive award would be earned for Company performance resulting in less than 70% of the overall 2009 target of the four performance measures described above. Cash incentives received by the Chief

Executive Officer and Chief Financial Officer under the Management Incentive Plan for 2009 were $60,000 and $29,880, respectively, which were awarded for the 76% achievement of the targeted performance goals for 2009. The NEOs elected, in lieu of cash, to receive the equivalent amount in vested restricted stock awards in order to more closely align the interests of the NEOs with the shareholders and provide additional equity to the Bank. These awards were granted on March 5, 2010 and are reflected in the “non-equity incentive plan compensation” column of the Summary Compensation Table on page 18.
Equity Incentive Compensation. We have granted equity awards under the Omnibus Plan and the Fauquier Bankshares, Inc. Stock Incentive Plan. The Committee believes that grants of restricted stock are generally more effective than grants of stock options at aligning the interests of the executives with those of the Company’s shareholders, and the Committee, with Board approval, began to utilize restricted stock grants in lieu of stock options in 2004. The overall award opportunity is defined as a percentage of base salary, then divided equally between time vested restricted stock shares and performance vested restricted stock units. Time vested shares vest according to a three-year cliff, becoming fully vested after three full years of continued employment. The performance vested awards are in the form of restricted stock units and will be earned at the end of the three-year performance period depending on the Company’s actual return on average equity performance relative to the defined SNL National Peer Group for the final year of the three-year period. The shares relating to the performance vested restricted stock units awarded in 2009 will be provided to the NEOs based on the performance requirements at December 31, 2011.
The 2009 annual target award opportunity for the Chief Executive Officer was 35% of base salary. The 2009 annual target award opportunity for the Chief Financial Officer and the former Chief Operating Officer was 25% of their respective base salaries. For our Chief Executive Officer, Chief Financial Officer, and former Chief Operating Officer, the time vested restricted stock grants totaled $43,750, $20,750, and $19,875, respectively, for 2009. The restricted stock shares were granted on February 19, 2009. For our Chief Executive Officer, Chief Financial Officer, and former Chief Operating Officer, the performance vested restricted stock units totaled $43,750, $20,750, and $19,875, respectively, for 2009. The grants of performance vested restricted stock units were made on June 18, 2009 under the Fauquier Bankshares, Inc. Stock Incentive Plan.
The Omnibus Plan expired on December 31, 2009. The Company will continue making equity awards to its executive officers under the new Fauquier Bankshares, Inc. Stock Incentive Plan that was approved by shareholders at the 2009 Annual Meeting.
Stock Incentive Plan. The Company believes that ownership of Company common stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business, and will better align their interests with the interests of the Company’s shareholders. The Stock Incentive Plan was adopted by the Board of Directors of the Company on March 19, 2009 and approved by the shareholders on May 19, 2009 at the Company’s 2009 Annual Meeting.
The plan provides for the granting of restricted stock awards and stock options in the form of incentive stock options and non-statutory stock options, and other stock-based awards to employees and directors of the Company on a periodic basis. The plan makes available up to 350,000 shares for issuance to participants under the plan. No more than 200,000 shares may be issued in connection with any type of award other than (i) stock appreciation rights (under the other stock-based awards provisions of the plan) or (ii) incentive stock options, which are eligible for more favorable tax treatment. The Stock Incentive Plan replaced the Company’s Omnibus Plan that was established in 1998 and which terminated at December 31, 2009.
The Stock Incentive Plan is administered by the Committee, which is comprised of independent directors as such term is defined under SEC rules and NASDAQ listing standards. Under the Stock Incentive Plan, the Committee determines which employees will be granted options, restricted stock awards, or other stock-based awards, whether such options will be incentive or non-statutory options, the number of shares subject to each option or award, whether such options may be exercised by delivering other shares of common stock, and when such options or awards vest. In general, the per share exercise price of an incentive stock option must be at least equal to the fair market value of a share of common stock on the date the option is granted. Restricted stock is granted under terms and conditions established by the Committee. In general, if any stock option granted terminates, expires or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the common stock subject to the forfeited stock option or restricted stock award will be available for further stock options and restricted stock awards.
Pension Plan. The Bank also maintains a non-contributory defined benefit plan (the “Pension Plan”) which covers substantially all employees of the Bank who are 21 years of age or older, who have at least one year of service, and work a minimum of 1,000 hours per year. The plan’s normal retirement benefit formula is as follows: (i) 1.35% of the participant’s highest consecutive 5-year average compensation per year of service up to 35 years, plus (ii) 0.60% of the participant’s highest consecutive 5-year average compensation, in excess of his/her covered compensation level, per year of service up to 35 years. For purposes of the Pension Plan, “covered compensation level” equals the average of the last 35 years of the social security wage base at normal retirement. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms, generally at the participant’s election. The plan is based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $59,268 for a person age 65 in 2009. Compensation that may be taken into account for purposes of the Pension Plan is currently limited to $245,000 by Internal Revenue Code regulations and includes all regular pay, overtime and regular bonuses.
The monthly retirement benefit based on current compensation and assuming retirement at age 65, as well as final average earnings and approximate years of service as of October 1, 2009 for the NEOs is as follows: Mr. Ferrell: $4,954 and Mr. Graap: $2,277. The Company provides this benefit in addition to the 401(k) Savings Plan to help ensure a comprehensive retirement benefit for employees. The present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the Pension Plan is reported in the Pension Benefits table on page 21.
On December 20, 2007, the Company’s Board of Directors approved the termination of the defined benefit pension plan effective on December 31, 2009, and the Board approved to replace the defined benefit pension plan with an enhanced 401(k) plan effective January 1, 2010.
401(k) Savings Plan. To encourage saving for retirement and as a retention tool, the Bank maintains a defined contribution 401(k) retirement plan covering employees who have completed 250 hours of service within three months of hire or one year of service if 250 hours is not completed within three months of hire and who are at least 18 years of age (the “401(k) Savings Plan”). Under the plan, participants may contribute an amount up the IRS maximum amount of their covered compensation for the year. The Bank may also make, but is not required to make, a discretionary matching contribution. The amount of this matching contribution, if any, is determined on an annual basis by the Bank’s Board of Directors. Although the Company match is discretionary, a match of 50% of the first 6% of employee deferrals has been granted consistently in recent years. Beginning January 1, 2010, the enhancements to the 401(k) Savings Plan took effect. Eligible participants will receive a 6% employer contribution that will be 100% vested. In addition, the matching contribution increased and eligible participants will receive 100% match on the first 1% of compensation deferred and a 50% match on the next 5% of compensation deferred. This equates to a maximum match of 3.5% on the first 6% of compensation deferred.
Supplemental Executive Retirement Plan. In 2005, the Company adopted a Supplemental Executive Retirement Plan for executives (the “Executive SERP”), which is a supplemental benefit plan designed to ensure that participants will have, upon retirement from the Company or its subsidiaries participating in the plan, retirement benefits targeted at 70% (prorated if the participant has fewer than 10 years of benefit service) of base salary and incentive pay when added together with benefits provided through Social Security, the Pension Plan and employer contributions to the 401(k) Savings Plan. A participant’s employee contributions to the 401(k) Savings Plan are not taken into account in determining the 70% target and thus will increase the total retirement benefits available to the participant.
The Company adopted this plan to provide consistent retirement benefits as a percent of final compensation for individuals whose retirement compensation under the Pension Plan is limited by maximums imposed on the plan by law. Employees eligible to participate in the Executive SERP include Messrs. Ferrell and Graap and are individuals designated by the Board of Directors as plan participants and are generally employees whose retirement compensation under the Pension Plan is less than 70% of final compensation as a result of the maximums imposed by law or because the executive has not had a long enough tenure with the Company to receive a full Pension Plan payout. Subject to certain specified forfeiture events (termination of employment for cause, pre-change-in-control competition, or unauthorized disclosure of confidential information), an eligible employee will have a vested and non-forfeitable right in his or her supplemental retirement benefits under the Executive SERP upon the first of the following events to occur while he or she is an active participant in the Executive SERP: (1) the participant meets the age and service requirements for early retirement under the Executive SERP (60 years of age with 10 years of vesting service); (2) the participant reaches his or her normal retirement date (65 years of age); (3) the participant retires on a disability retirement date (first day of the month following the date participant retires as a result of a disability); or (4) a change in control of the Company or the Bank.
Supplemental retirement benefits are payable under the Executive SERP for 180 months (15 years), with the amount payable reduced actuarially in the event payment begins before the participant reaches his or her normal retirement date. If the participant dies before receiving monthly payments for 180 months, the remaining monthly benefits will be paid to the participant’s beneficiary until the Executive SERP has made a total of 180 monthly payments to the participant and his or her beneficiary. In addition, the Executive SERP provides a pre-retirement death benefit payable for 15 years to the participant’s beneficiary, with the amount payable reduced actuarially in the event payment begins before the participant reaches his or her normal retirement date.
The present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the Executive SERP is reported in the Pension Benefits table on page 21.
Employment Agreement With Chief Executive Officer. We entered into an employment agreement with Mr. Ferrell effective as of January 19, 2005 with an initial term until December 31, 2008. The Committee determined an employment agreement with Mr. Ferrell was appropriate because it clarifies the terms of Mr. Ferrell’s employment and ensures that the Company and the Bank are protected by non-compete, non-solicitation and non-disclosure provisions in the event Mr. Ferrell ceases employment with us. In addition, the Committee believes an employment agreement is necessary to attract and retain a qualified Chief Executive Officer in our industry. The agreement provides for successive, automatic one-year extensions beginning on December 31, 2008, unless any party gives written notice of non-extension at least 90 days prior to December 31. In December 2008, the employment agreement was amended to comply with the provisions of Section 409A of the Internal Revenue Code. Under the agreement, Mr. Ferrell serves as the Chief Executive Officer of the Company and the Bank at an annual base salary of not less than $206,000 per year. The agreement provides that Mr. Ferrell is eligible to participate in the Management Incentive Plan, with targeted performance levels for the Company to be established by the Committee or the Board. Achievement of the targeted corporate performance levels will result in an annual cash bonus payment to Mr. Ferrell, which will normally equal 40% of his then current annual base salary. The agreement also provides that Mr. Ferrell will receive, subject to annual approval of the Committee or the Board, an annual equity award equal in value up to 90% of Mr. Ferrell’s cash incentive award earned for the respective year. The agreement also provides that Mr. Ferrell is eligible to participate in any employee benefit or incentive plans that are provided to senior management, including group medical, disability and life insurance, paid time off and retirement.
Change in Control Agreements. Our senior management and other employees have contributed significantly to the success of the Company, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of shareholders will be best served if the interests of our senior management are aligned with theirs, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of shareholders, and should keep senior management focused on operating the Company during any period of uncertainty associated with a change in control. Mr. Ferrell has a change in control provision in his employment agreement, and Mr. Graap has a change in control agreement. In December 2008, the change in control agreement was amended to comply with the provisions of Section 409A of the Internal Revenue Code. The cash components of the change in control benefits for each of Messrs. Ferrell and Graap relate to the executive’s highest base salary and annual bonus paid during the six months preceding the termination following the change in control.
Our change in control benefits are “double trigger,” which means that the benefits under them are payable only if the executive’s employment is terminated other than for cause, death, disability or retirement or the executive resigns for good reason within three years after a change in control. In the event of a termination following a change in control, we also continue health and other insurance benefits for three years corresponding to termination benefits and immediately vest all unvested stock options. In addition, terminated executives would be entitled to receive any benefits that they otherwise would have been entitled to receive under our 401(k) Savings Plan, Pension Plan and Executive SERP, although in most cases those benefits are not increased or accelerated. We believe that these levels of benefits are consistent with the general practice among our peers, although we have not conducted a study to confirm this. We have determined that a gross-up payment to make an executive whole for any “excess parachute payment” excise tax, within the meaning of Section 280G of the Internal Revenue Code, is not currently appropriate.
If any payment made or benefit provided to the executive officer pursuant to an employment agreement or a change in control agreement would constitute an “excess parachute payment”, thereby resulting in a loss of an income tax deduction by the Company or the imposition of an excise tax on the executive officer under Section 4999 of the Internal Revenue Code, the payments scheduled under the agreements (i) in the case of Mr. Ferrell will only be reduced to prevent such imposition of federal excise tax, regardless of the loss of an income tax deduction by the Company, unless the net after-tax benefit Mr. Ferrell will receive without the reduction is $25,000 more than the net after-tax benefit he would receive with the reduction; and (ii) in the case of Mr. Graap, will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible.
More information regarding Mr. Ferrell’s employment agreements and Mr. Graap’s change in control agreement is provided under “Potential Payments Upon Termination or Change in Control” on pages 22 — 28.
Perquisites and Other Benefits. The Committee annually reviews the perquisites that our senior management receives. The primary perquisites for the named executive officers are the reimbursement for financial planning and executive physicals, personal use of a golf or social club for which the Company pays 50% of the dues, health and welfare benefit, survivor income benefit, and a supplemental disability plan, plus an automobile allowance for the Chief Executive Officer and former Chief Operating Officer and split-dollar life insurance for the Chief Executive Officer. We provide the reimbursement for financial planning because we believe that good financial planning by experts reduces the amount of time and attention that senior management must spend on that topic and maximizes the net financial reward to the employee of the compensation received from the Company. We provide the club membership benefit because we believe it is important for our senior management to have an appropriate entertainment forum for customers and opportunity for interaction with their communities. We provide the supplemental disability plan and executive physical reimbursement as part of our overall health benefit package for senior management. The Company entered into a split-dollar life insurance agreement with the Chief Executive Officer that provides for a death benefit to named beneficiaries, see “Executive Split-Dollar Life Insurance” on page 25. As reflected in the Summary Compensation Table on page 18, the cost to the Company of these benefits aggregated $201,335 in 2009 for the NEOs.
Senior management participates in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, short-term disability, long-term disability, long-term care and discounts on the Bank’s products.
Deductibility of Compensation. The Committee considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. Under this provision, a publicly-held corporation is not permitted to deduct compensation in excess of $1 million per year paid to the Chief Executive Officer or any one of the NEOs except to the extent the compensation was performance-based under plans meeting certain tax code requirements. The Committee notes that the Company does not currently face the loss of this deduction for executive compensation. The Committee nevertheless determined that, in reviewing the design of and administering the executive compensation program, it will continue in the future to preserve the Company’s tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company’s compensation program.
Compensation for Non-Employee Directors. The Committee is also responsible for recommending non-employee director compensation to the Board of Directors each year. In making these recommendations, the Committee receives advice from the compensation consultant and reviews the competitive market company director compensation analysis, which is prepared by the consultant on a periodic basis. The Committee also reviews research on director compensation from SNL, the Virginia Banker’s Association and Bank Director magazine.
Compensation Committee Interlocks and Insider Participation. The Committee is composed of outside, independent directors, none of whom was, during the fiscal year 2009, an officer or employee of the Company, the Bank or their subsidiaries.
Compensation and Benefits Committee Report
The Compensation and Benefits Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Benefits Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION AND BENEFITS COMMITTEE
Randolph T. Minter, Chair
Brian S. Montgomery
P. Kurtis Rodgers
Jay B. Keyser

Summary Compensation Table
The following table summarizes the total compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and former Chief Operating Officer, for the years ended December 31, 2009, 2008, and 2007. The Company did not have any other executive officers during 2009.

					Change in Pension Value
					and Nonqualified
Name and			Stock	Non-Equity Incentive Plan	Deferred Compensation	All Other
Principal Position	Year	Salary($)	Awards($)[1]	Compensation($)[2]	Earnings($)[3]	Compensation ($)	Total ($)
Randy K. Ferrell President & Chief Executive Officer	2009	250,000	87,502	60,000	194,371	34,045[4]	625,918
	2008	250,000	69,561	0	281,685	35,271	636,517
	2007	235,645	66,751	77,292	151,279	36,923	567,890
Gregory D. Frederick Former Chief Operating Officer[5]	2009	132,500	2,686	—	—	152,442[6]	287,628
	2008	159,000	1,126	0	40,484	19,369	219,979
	2007	150,000	—	36,900	9,454	15,904	212,258
Eric P. Graap Chief Financial Officer	2009	166,000	41,508	29,880	156,551	14,622[7]	408,561
	2008	166,000	28,409	0	128,903	13,086	336,398
	2007	154,000	26,797	31,570	44,548	13,853	270,768

(1)	The amounts in this column for Messrs. Ferrell and Graap represent the aggregate grant date fair value of equity awards in the year granted, in accordance with FASB ASC Topic 718. This presentation replaces the dollar amount recognized for financial statements purposes and has been reflected for all fiscal years presented. For 2009, the granted awards include time vested restricted stock and performance vested restricted stock units. Performance-based awards in the above table assume the probable outcome of performance conditions is equal to the target potential value of the awards. The amounts in this column for Mr. Frederick represent dividends on forfeited restricted stock. The calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2010.

(2)	The amounts in this column for 2009 for Messrs. Ferrell and Graap represent the amount of cash incentive compensation earned for 2009. Management elected and the Compensation Committee approved for Messrs. Ferrell and Graap to receive vested restricted stock in lieu of cash.

(3)	The amounts in this column reflect the combined change in value of each NEO’s accumulated benefit under the Pension Plan and the Executive SERP. Mr. Ferrell’s change in accumulated benefit reflects a $64,602 increase with respect to the Pension Plan and a $129,769 increase with respect to the Executive SERP. Mr. Frederick’s change in accumulated benefit reflects a $21,978 decrease with respect to the Pension Plan and a $27,960 decrease with respect to the Executive SERP. Mr. Graap’s change in accumulated benefit reflects a $32,158 increase with respect to the Pension Plan and a $124,393 increase with respect to the Executive SERP. Because none of the NEOs had reached age 60 as of December 31, 2009, none are currently entitled to receive the amount of benefit reflected in the table for the Executive SERP because such amounts are not yet vested.

(4)	These amounts consist of: an automobile allowance of $7,200 and related tax gross-up with respect to this benefit of $4,200; club dues reimbursements of $1,634; tax planning and physical exam reimbursements of $670; supplemental long-term disability plan premiums paid by the Company of $4,507; a 401(k) Savings Plan company match of $7,385; and $8,449 in cumulative dividends Mr. Ferrell received during 2009 on his restricted stock. The incremental cost of Mr. Ferrell’s personal use of his club membership is comprised of the portion of club dues and costs for the membership that are paid by the Company multiplied by the percentage of time (50%) that he used the club for personal rather than business use.

(5)	Mr. Frederick resigned from the Company effective October 26, 2009.

(6)	These amounts consist of: an automobile allowance of $6,650 and related tax gross-up with respect to this benefit of $2,417 received during 2009; and $143,375 in payments due Mr. Frederick at the time of his resignation from the Company. Mr. Frederick was not covered under the supplemental long-term disability plan. See “Related party Transactions” on page 28.

(7)	These amounts consist of: club dues reimbursements of $2,268; health and welfare benefit of $200; tax planning and physical exam reimbursements of $718; supplemental long-term disability plan premiums paid by the Company of $2,376; a 401(k) Savings Plan company match of $5,004; and $4,056 in cumulative dividends Mr. Graap received during 2009 on his restricted stock.
Grants of Plan-Based Awards
Fiscal 2009
The following table summarizes certain information with respect to incentive-based cash and equity awards granted to the NEOs during the year ended December 31, 2009 under the Management Incentive Plan and reflects the amounts that could have been paid under each such award. No option or other stock awards were made to the NEOs for the year ended December 31, 2009.

					Estimated Possible Payouts Under			Grant Date Fair
		Estimated Possible Payouts Under			Equity Incentive Plan			Value of Stock and
		Non-Equity Incentive Plan Awards[1]			Awards[2]			Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Awards[3]
Name	Grant Date	($)	($)	($)	($)	($)	($)	($)
Randy K. Ferrell	2/19/09	70,000	100,000	150,000	21,875	43,750	65,625	43,750

Eric P. Graap	2/19/09	34,860	49,800	74,700	10,375	20,750	31,125	20,750

(1)	The amounts in these columns reflect the minimum (threshold), target, and maximum payment levels under the award, as originally granted in February 2009, with the minimum being 70% of the target amount shown and the maximum being 150% of the target amount shown. All of these amounts are determined from the applicable percentages based on the individual’s 2009 salary. The actual amount earned by each NEO under the 2009 Management Incentive Plan was determined by the Compensation and Benefits Committee on January 25, 2010 and paid shortly thereafter and is reported as 2009 “non-equity incentive plan compensation” in the Summary Compensation Table on page 18.

(2)	Under the Management Incentive Plan, the NEOs receive a performance vested equity award consisting of restricted stock units. The amounts shown in these columns reflect the minimum

(threshold) value of units, the target value of units, and maximum value of units that could be earned based on achievement of the Company’s actual return on average equity performance relative to the defined SNL National Peer Group for the final year of a three-year period. The restricted stock units vest in full on the third anniversary of the grant date. Dividends on the restricted stock are distributed at the same time and rate as dividends on the Company’s unrestricted stock.

(3)	We report in this column the value at the grant date based upon the probable outcome for any equity awards that are subject to performance conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period under FASB ASC Topic 718.
Outstanding Equity Awards at 2009 Fiscal Year-End
The following table includes certain information with respect to the value of all previously awarded unexercised options and unvested restricted stock awards held by the NEOs at December 31, 2009. None of the NEOs own any unexercised options.

	Stock Awards
					Equity Incentive
				Equity Incentive	Plan Awards: Market
				Plan Awards: Number	or Payout Value of
			Market Value	of Unearned Shares,	Unearned Shares,
	Number of Shares or		of Shares or Units	Units or Other	Units or Other
	Units of Stock That		of Stock That Have	Rights That Have	Rights That Have
	Have Not Vested		Not Vested	Not Vested	Not Vested
Name	(#)		($) [1]	(#)	($)
Randy K. Ferrell	4,349	[2]	53,710	4,349	53,710	[3]
	3,930	[4]	48,536	—	—
	2,628	[5]	32,456	—	—

Eric P. Graap	2,063	[2]	25,478	2,063	25,478	[3]
	1,605	[4]	19,822	—	—
	1,055	[5]	13,029	—	—

(1)	The amounts in this column equal the product of number of shares of restricted stock held multiplied by the closing price of the Company’s common stock of $12.35 per share on December 31, 2009.

(2)	These shares of restricted stock were awarded on February 19, 2009 under the Omnibus Plan and vest in full on the third anniversary of the grant date.

(3)	These restricted stock units were awarded on June 18, 2009 under the Stock Incentive Plan and will be earned on December 31, 2011 contingent on actual performance of predefined measures. Each restricted stock unit is equivalent to one share of Company common stock.

(4)	These shares of restricted stock were awarded on February 14, 2008 under the Omnibus Plan and vest in full on the third anniversary of the grant date.

(5)	These shares of restricted stock were awarded on February 15, 2007 under the Omnibus Plan and vest in full on the third anniversary of the grant date.
Pension Benefits
Fiscal 2009
The following table shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under each of the Pension Plan and the Executive SERP, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

		Number of Years	Present Value of
		Credited Service	Accumulated Benefit	Payments
		[1]	[2]	During Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Randy K. Ferrell	Pension Plan	15	411,076	—
	Executive SERP	15.25	628,983	—
Gregory D. Frederick	Pension Plan	—	—	—
	Executive SERP	—	—	—
Eric P. Graap	Pension Plan	9	166,454	—
	Executive SERP	9.0833	271,711	—

(1)	Service calculation for the Executive SERP is calculated as continuous service credited during or before the NEO was last an eligible employee. One year means the passage of 12 months. Years of benefit service are measured in and benefits calculated on, whole years and whole months. Vesting under the Pension Plan is calculated by “years of benefit services”, or a plan year during which employees are credited with at least 1,000 hours of service.

(2)	The present values of accumulated benefits for the NEOs under the Pension Plan and Executive SERP are based on service and earnings (base salary and cash incentive) for the period through December 31, 2009. The present value has been calculated assuming each will remain in service until age 60, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in Note 8, Employee Benefit Plans, to the Company’s audited financial statements in its Annual Report on Form 10-K, for the year ended December 31, 2009, filed with the SEC on March 15, 2010. As described in such note, the interest assumption is 6%. Because none of the NEOs had reached age 60 as of December 31, 2009, none are currently entitled to receive the amount of benefit reflected in the table for the Executive SERP because such amounts are not yet vested.
The material terms of the Pension Plan are described on page 14 of this proxy statement and the material assumptions applied in determining the present values of the current accrued benefits are described in Note 8, Employee Benefit Plans, of the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2010. The material terms of the Executive SERP are described on page 14 of this proxy statement and the material assumptions applied in determining the present values of the current accrued benefits are described in Note 8, Employee Benefit Plans, of the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2010.

Potential Payments Upon Termination or Change in Control
The section below describes the payments that may be made to the NEOs upon certain termination events or upon a change in control of the Company.
Employment and Change in Control Agreements. The Company has entered into an employment agreement with Mr. Ferrell. In the event Mr. Ferrell’s employment is terminated, he will be entitled to receive his earned but unpaid compensation and any other benefits to which he may be entitled pursuant to any plan, program or arrangement of the Company or which are due as a matter of law. Depending on the circumstances, he may be entitled to additional compensation or benefits under his employment agreements as described below.
In the event Mr. Ferrell’s employment is terminated prior to a change in control of the Company by the Company without “cause” (as defined in the agreement) or by Mr. Ferrell for “good reason” (as defined in the agreement), he will also receive (1) a lump sum payment of a prorated annual bonus paid for the portion of the year up to termination based on the most recent prior year’s bonus; (2) an amount equal to two times the average of his annual bonuses paid for the last two calendar years preceding the calendar year of termination of employment (Annual Incentive); (3) payment at regular payroll intervals of his annual base salary for a period of 24 months from the date of termination; (4) all health and welfare plan and program coverage for Mr. Ferrell and his spouse and dependents in effect at the time of termination for a period of 24 months from the date of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage; and (5) automatic acceleration of vesting in all equity compensation awards granted to Mr. Ferrell, so that such equity compensation awards will be immediately exercisable and fully vested as of the date of termination, with at least 90 days to exercise any stock options, stock appreciation rights or similar awards.
If Mr. Ferrell’s employment ends due to his death prior to a change in control, the Company will continue to pay his base salary for three months following the month of his death to his designated beneficiary.
If Mr. Ferrell’s employment ends due to his termination by the Company for cause, or if he resigns his position without good reason or, prior to a change in control of the Company, he is terminated as a result of his incapacity, he will not be entitled to any additional compensation, bonus or benefits under the agreements.
Under the agreement, Mr. Ferrell agrees that during the 24-month period following his termination for any reason other than termination without cause or for good reason within the three years following a change in control of the Company, he will not compete against the Company, solicit employees from the Company, or interfere with the Company’s customer relationships.
In the event of a change in control of the Company, Mr. Ferrell is guaranteed employment for three years following the change in control, his outstanding equity compensation awards will become automatically vested and exercisable, the Company will reimburse him for any federal income tax liability incurred by him by such vesting, and the Company, in the discretion of the non-employee directors, may cancel any or all of Mr. Ferrell’s equity compensation awards for a cash payment equal to the aggregate spread between the average exercise price of the awards and the higher of (i) the average closing price of the Company’s common stock for the 30 business day period preceding the public announcement of the change in control, or (ii) the highest price per share paid in connection with the change in control.
During the three year guaranteed term of employment for Mr. Ferrell following a change in control, his base salary (with a Consumer Price Index inflation adjustment), annual bonus opportunity, incentive, savings and retirement benefit rights opportunities, health and welfare coverage (including that of his family), fringe benefits and vacation may not be less than the most favorable of such compensation, rights and benefits provided at any time during the 12 months before the change in control.

If Mr. Ferrell’s employment ends due to his death within three years after a change in control, the Company will pay to his designated beneficiaries a lump sum equal to his base salary for three months and will provide his spouse and other dependents with continued health and welfare plan and program coverage for 36 months following the date of death or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage.
If Mr. Ferrell’s employment ends due to his incapacity within three years after a change in control, the Company will pay him a lump sum equal to his base salary for three months and will provide his spouse and other dependents with continued health and welfare plan and program coverage for 36 months following the date of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage.
The agreement provides for enhanced severance payments and certain other benefits if, within three years following a change in control Mr. Ferrell (i) is terminated involuntarily without cause and not as a result of death, incapacity or normal retirement, or (ii) terminates his employment voluntarily for good reason (which includes for this purpose Mr. Ferrell’s right to voluntarily terminate the agreement during the 90 days following the change in control or during the 90 days following the first anniversary thereof). “change in control” is defined generally to include (i) an acquisition of 20% or more of the Company’s voting stock, or (ii) certain changes in the composition of the Company’s Board of Directors as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, sale of assets, contested election, or any combination of these events.
In the event of such termination without cause or for good reason following a change in control, Mr. Ferrell will be entitled to: (1) a lump sum payment of a prorated annual bonus paid for the portion of the year up to termination based on the most recent prior year’s bonus; (2) a payment in a lump sum or in six monthly installments, at Mr. Ferrell’s option, of an amount equal to 2.99 times his highest annual salary and bonus paid during the six months prior to the termination; (3) continuation for a period of 36 months following his termination of all health and welfare plan and program coverage for Mr. Ferrell, his spouse and dependents in effect at the time of termination or, if such continuation of coverage is not feasible, substantially identical benefits through an alternative arrangement or a lump sum equal to 1.4 times the estimated cost of maintaining such coverage; (4) continuation for a period of 36 months from the date of termination of participation in the Company’s employee retirement benefit plans and programs or, if such continued participation is not feasible, an annual cash payment during the 36 months of the value of the retirement benefit accrual which is not provided through the retirement plans; and (5) automatic acceleration of vesting in all equity compensation awards granted to Mr. Ferrell, so that such equity compensation awards will be immediately exercisable and fully vested as of the date of termination, with at least 90 days to exercise any stock options, stock appreciation rights or similar awards.
Under certain circumstances, the total amount payable to Mr. Ferrell may exceed the maximum amount that may be paid without the imposition of a federal excise tax, and if the amount payable to him would result in the imposition of a federal excise tax, the payments and benefits provided to him will be reduced to prevent such imposition of a federal excise tax, unless the net after-tax benefit he would receive without the reduction is $25,000 more than the net after-tax benefit he would receive with the reduction. Payment or benefits provided to or for the benefit of Mr. Ferrell will also be reduced to the extent necessary to comply with any excess parachute and indemnification payment limitations and prohibitions of applicable banking law.
The Bank has also entered into a change of control agreement with Mr. Graap. The agreement becomes operative upon a change of control in the Bank, with change of control having a substantially similar definition as in Mr. Ferrell’s agreement. If, after a change of control occurs, Mr. Graap’s employment is terminated within three years, he is entitled to receive the payments specified in the agreement, unless such termination was for “cause” (as defined in the agreement) or Mr. Graap terminates employment without “good reason” (as defined in the agreement).
If Mr. Graap is terminated other than for cause or terminates employment for good reason, the Bank is required (i) to pay Mr. Graap, in a lump sum or in six monthly installments, at Mr. Graap’s option, as compensation for services rendered to the Bank a cash amount, subject to any applicable payroll or other taxes required to be withheld, equal to 2.99 times the highest annual compensation paid to him by the Bank for any six months ending with Mr. Graap’s termination; (ii) in addition to the benefits to which Mr. Graap is entitled under the retirement plans or programs in effect on the date of termination, to pay a cash amount equal to the actuarial equivalent of the retirement pension to which he would have been entitled under the terms of such retirement plans or programs, without regard to “vesting” thereunder, had he accumulated three additional years of continuous service after termination at his base rate in effect at the time of termination, reduced by the single sum actuarial equivalent of any amounts to which Mr. Graap is entitled pursuant to the provisions of the retirement plans or programs; and (iii) to maintain, for the continued benefit of Mr. Graap for a three-year period after termination, all employee benefit plans and programs or arrangements in which he was entitled to participate immediately prior to termination, or substantially similar benefits if his continued participation is not possible under the general terms and provisions of such existing plans and programs. In addition, all stock options granted to Mr. Graap under any of the Bank’s stock option plans shall become immediately exercisable with respect to all or any portion of the shares covered thereby. The Bank is required to reimburse Mr. Graap for any federal income tax liability incurred by him in connection with the exercise of such options that would not have been incurred by him in the absence of such options becoming immediately available upon a change of control.
If any payment made or benefit provided to Mr. Graap pursuant to the change in control agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, thereby resulting in a loss of an income tax deduction by the Bank or the imposition of an excise tax on the executive officer under Section 4999 of the Internal Revenue Code, then the payments scheduled under the agreements will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible.
Equity Awards. Our restricted stock grants normally vest on the third anniversary of the date of grant. In addition to any equity vesting provisions contained in Mr. Ferrell’s employment agreement or Mr. Graap’s change in control agreement, under the terms of their restricted stock agreements, early vesting of their restricted stock will occur earlier upon any of the following events: (i) the occurrence of a change in control (as defined in the Omnibus Plan or Stock Incentive Plan), (ii) the executive’s death while an employee, (iii) the executive’s disability (as defined in the Omnibus Plan or Stock Incentive Plan) while an employee, (iv) the executive’s retirement (as defined in the Omnibus Plan or Stock Incentive Plan), or (v) the termination of the executive’s employment by the Company or a subsidiary other than for just cause (as defined in the Omnibus Plan or Stock Incentive Plan) under circumstances where the plan committee provides for special vesting rules or restrictions and waives the otherwise applicable automatic forfeiture on cessation of employment.
Each stock option normally becomes exercisable on or about the third anniversary of its date of grant. In addition to any accelerated vesting contained in Mr. Ferrell’s employment agreement or Mr. Graap’s change in control agreement, the plan committee may accelerate the date on which an option becomes exercisable to any date prior to the occurrence of a change in control (as defined in the Omnibus Plan). Once an option becomes exercisable, it remains exercisable for the balance of its term, except that the option will terminate on the earlier of (i) 90 days after the option holder ceases to be an eligible employee (as defined in the Omnibus Plan) for any reason other than death, disability (as defined in the option agreement) or just cause (as defined in the Omnibus Plan), (ii) one year after the option holder ceases to be an eligible employee due to disability or (iii) immediately if the option holder ceases to be an eligible employee due to just cause. If a change in control occurs, the option will terminate if no provision has been made for it to be assumed by or exchanged for new option rights with a successor to the Company.
Executive SERP. The benefits payable to the NEOs under the Executive SERP upon termination are described on page 14.
Executive Split-Dollar Life Insurance. The Bank has entered into an Executive Split-Dollar Life Insurance Agreement with Mr. Ferrell which provides him with a life insurance benefit pursuant to life insurance owned by the Bank. The Bank pays a portion of the annual premium, and Mr. Ferrell pays the portion of the annual premium that relates to the term life insurance value of his coverage. Mr. Ferrell’s beneficiary is entitled to a stated death benefit of $335,210 where Mr. Ferrell dies when covered under the agreement prior to its termination and the Bank is entitled to the return of the full amount of its premium payments.
The ongoing premium payment arrangement will end by roll-out at a certain point (i.e., by splitting the insurance into one policy for the Bank and one policy for Mr. Ferrell). Roll-out will occur on the first policy anniversary on which (i) the Bank can retain a policy with cash surrender value equal to the Bank’s aggregate net premium payments and with the death benefits at least equal to that amount as would be provided by a single premium equal to the aggregate net premium payments, and (ii) Mr. Ferrell can retain a policy with death benefits at least equal to his stated death benefit with no loans and with no further out of pocket premium payments required to maintain that death benefit based on the dividend schedule in effect on the roll-out date.
The agreement will terminate on the termination of Mr. Ferrell’s employment other than by reason of death or disability (unless he is treated by the Bank as an active employee for purposes of the arrangement after termination of employment), voluntary termination of the agreement by Mr. Ferrell, or cessation of the Bank’s business or the bankruptcy, receivership or dissolution of the Bank (unless the Bank’s business is continued by a successor corporation or business entity). However, termination of the split dollar insurance program by the Bank is not considered a termination of Mr. Ferrell’s agreement.
If the agreement is terminated because of Mr. Ferrell’s termination of employment for cause (as defined in the agreement), he will forfeit all rights and will not be permitted to effectuate a roll-out at any time.
If the agreement is terminated because of Mr. Ferrell’s termination of employment for a reason other than cause, retirement (as defined in the agreement), or disability (as defined in the agreement), or voluntary termination of the agreement by Mr. Ferrell, at the next insurance policy anniversary date after his termination of employment (or a future policy anniversary date as allowed by the Bank), Mr. Ferrell has the right to purchase all of the Bank’s interest in the insurance free and clear of all liens, claims or encumbrances (including any loans) for cash, by paying to the Bank an amount equal to the Bank’s aggregate net premium payments. If the agreement is terminated because of the cessation of the Bank’s business or the bankruptcy, receivership or dissolution of the Bank, at the next insurance policy anniversary date after his termination of employment (or a future policy anniversary date as allowed by the Bank), Mr. Ferrell has the right to purchase all of the Bank’s interest in the insurance free and clear of all liens, claims or encumbrances (including any loans) for cash, by paying to the Bank an amount equal to the sum of the Bank’s aggregate net premium payments and the cash surrender value of the insurance. Mr. Ferrell may direct the Bank to borrow against the cash value of the insurance or surrender any portion of the insurance and may then purchase the insurance, subject to any such policy loan, for an amount equal to the Bank’s aggregate net premium payments less such borrowed or cashed-in values. Alternatively, at its option, the Bank may divide the insurance so that the Bank can retain the portion of the insurance having a total cash value equal to the Bank’s aggregate net premium payments and Mr. Ferrell can retain the balance of the insurance and the paid-up additions on the insurance.

As of December 27, 2007, one of two life insurance policies which comprise the Executive Split-Dollar Life Insurance agreement was eligible for roll-out. As of December 27, 2009, the remaining life insurance was eligible for roll-out. Both rollouts have been exercised.
Executive Survivor Income. The Company maintains an Executive Survivor Income arrangement which provides a covered executive’s beneficiary with a lump sum benefit (equal to $75,000 in the case of Mr. Ferrell and $75,000 in the case of Mr. Graap) if either the executive dies prior to terminating employment or (ii) if the executive dies after termination of employment due to disability (as defined in the arrangement), attaining early retirement (which requires attainment of age 55 with 10 years of service) or normal retirement age (65), or if the Company terminates the executive’s employment without cause (as defined in the arrangement) or the executive’s terminates his or her employment for good reason (as defined in the arrangement) within two years after the Company’s change in control (as defined in the arrangement).
The following table shows the estimated payments for the NEOs upon the following termination events or upon a change in control of the Company, based on following assumptions:
•	The table assumes each termination event or the change in control occurred on December 31, 2009, and assumes a stock price of $12.35, which was the Company’s closing stock price on December 31, 2009.

•	The amounts reflected in the following table are estimates, as the actual amounts to be paid to an NEO can only be determined at the time of termination or change in control.

•	In any case where a choice of payment is permitted, the table assumes all amounts were paid in a lump sum.

•	Except as noted in the table below, at termination, an NEO is entitled to receive all amounts accrued and vested under our 401(k) Savings Plan and Pension Plan according to the same terms as other employees participating in those plans, which benefits are not shown in the table below.

•	An NEO is entitled to receive amounts earned during his term of employment regardless of the manner in which the NEO’s employment is terminated. These amounts include base salary, unused vacation pay, and vested stock or option awards. These amounts are not shown in the table below.

•	Except as provided in Mr. Ferrell’s employment agreement or Mr. Graap’s change in control agreement, an employee generally must be employed by the Company or the Bank on December 31, 2009 in order to receive any cash or equity award under the Management Incentive Plan for 2009. In the event a termination occurs on an earlier date, the Committee has the discretion to award the employee an annual cash incentive under the plan. Discretionary annual cash compensation payments would not typically be awarded in the event of termination by the Company for cause or termination by Mr. Graap without good reason. For Mr. Graap, the table below assumes that the full amount of the annual cash bonus earned under the Management Incentive Plan for 2009 was awarded to him in all other non-change in control cases.

•	The NEOs did not hold any unvested stock options at December 31, 2009, which means they would not have received any benefit from the accelerated vesting of stock options at December 31, 2009.

	Termination with no Change in Control								Termination with Change in Control
				Termination									Termination by
				by Company		Termination by							Company without		Termination	Resignation of
				without Cause or		Company for Cause		Change in Control					Cause or Resigna-		by Company for	Executive for Other
				Resignation		or Resignation		with or without					tion of Executive		Cause or Resigna-	than Good Reason
Executive Benefits and Payments			Disability	of Executive		of Executive		Termination					for Good Reason		tion of Executive	including
Upon Termination	Death		[1]	for Good Reason		without Good Reason	Retirement	[2]	Death		Disability		[3]		without Good Reason	Retirement
Randy K. Ferrell — Chief Executive Officer
Compensation:
Base Salary	$62,500		—	—		—	—	—	$62,500		$62,500		—		—	—
Long-Term Incentive:
Restricted Stock Vesting	188,412		188,412	188,412		—	188,412	188,412
Tax Liability due to Vesting	—		—	—		—	—	60,292
Benefits and Perquisites:
Severance:
Base Salary Continuation	—		—	500,000		—	—	—	—		—		926,900		—	—
Current Year Prorated Bonus	60,000		60,000	60,000		—	60,000	—	60,000		60,000		60,000		—	60,000
Bonus Continuation	—		—	60,000		—	—	—	—		—		—		—	—
Health and Welfare Coverage	—		—	34,713	[4]	—	—	—	52,070	[4]	52,070	[4]	52,070	[4]	—	—
Long-Term Disability	—		156	9,014		—	—	—	—		156		13,521		—	—
Executive Split Dollar Insurance	—	[5]	—			—	—	—	—						—	—
Executive Survivor Income	75,000		—	—		—	—	—	75,000		—		—		—	—
Enhanced Retirement Program Benefits	—		—	—		—	—	—	—		—		156,512	[5]	—	—
Executive SERP	—		—	—		—	—	—	20,238		20,238		20,238		—	20,238
Total Value	$385,912		$248,568	$852,139		—	$248,412	$248,704	$269,808		$194,964		$1,229,241		—	$80,238

	Termination with no Change in Control						Termination with Change in Control
									Termina-tion by
			Termina-tion by	Termina-tion by					Company without		Termina-tion by	Resignation of
			Company without Cause or	Company for Cause					Cause or Resigna-		Company for Cause	Executive for Other
Executive Benefits and Payments			Resigna-	or Resigna-		Change in Control			tion of Executive		or Resigna-	than Good Reason
			tion of Executive for	tion of Executive		with or without			for Good Reason		tion of Executive	including
Upon Termination	Death	Disability [1]	Good Reason	without Good Reason	Retirement	Termina-tion [2]	Death	Disability	[3]		without Good Reason	Retirement
Eric P. Graap — Chief Financial Officer
Compensation:
Annual Incentive	29,880	29,880	29,880	—	29,880	—	29,880	29,880	—		—	29,880
Long-Term Incentive:
Restricted Stock Vesting	83,807	83,807	83,807	—	83,807	83,807
Tax Liability due to Vesting	—	—	—	—	—	—
Benefits and Perquisites:
Severance:
Base Salary Continuation	—	—	—	—	—	—	—	—	585,681		—	—
Current Year Prorated Bonus	—	—	—	—	—	—	—	—	29,880		—	—
Bonus Continuation	—	—	—	—	—	—	—	—	—		—	—
Health and Welfare Coverage	—	—	—	—	—	—	—	—	57,135	[4]	—	—
Long-Term Disability	—	113	—	—	—	—	—	113	7,129		—	—
Executive Survivor Income	75,000	—	—	—	—	—	75,000	—	—		—	—
Enhanced Retirement Program Benefits	—	—	—	—	—	—	—	—	82,313	[5]	—	—
Executive SERP	—	—	—	—	—	—	33,111	33,111	33,111		—	33,111
Total Value	$188,687	$113,800	$113,687	—	$113,687	$83,807	$137,991	$63,104	$795,249		—	$62,991

(1)	Assumes disability continues through retirement age (65).

(2)	These benefits are received upon a change in control whether or not the NEO is terminated in connection with the change in control.

(3)	These amounts may be reduced in order to avoid excess parachute payments under Section 280G of the Internal Revenue Code, in accordance with the executive’s agreement.

(4)	Represents the Company’s premium payments for continued health and welfare coverage.

(5)	Represents value of three additional years of credited service under the Pension Plan.
RELATED PARTY TRANSACTIONS
Pursuant to our Code of Business Conduct and Ethics, all directors and employees (including our NEOs) are prohibited from having any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company or the Bank. Our Chief Executive Officer implements our Code of Business Conduct and Ethics and is responsible for overseeing compliance with the Code of Business Conduct and Ethics.

Our Board of Directors has adopted a formal policy with respect to related party transactions that governs the review, approval or ratification of covered related party transactions. Our Audit Committee manages this policy. The policy generally provides that we may enter into a related party transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or the transaction involves compensation approved by our Compensation and Benefits Committee.
In the event our management determines to recommend a related party transaction to the Audit Committee, the transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related party transaction. The Audit Committee approves only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith.
For purposes of this policy, “related party” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of us or a nominee to become a director, (ii) any person known to own more than 5% of our common stock, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a person in (i) or (ii) and any person (other than a tenant or employee) sharing the household of a person in (i) or (ii), and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
A “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related party transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act, except that any loan or other relationship approved by the Board in accordance with Regulation O, and which is not disclosed as non-accrual, past due, restructured or a potential problem loan, is not reviewed by the Audit Committee under this policy. There were no such related party transactions in 2009 other than with respect to loans and Mr. Frederick, as described below.
The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with executive officers, directors, their immediate families and affiliated companies in which they are principal shareholders. Such loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2009, these loans amounted to $4,085,972. During 2009, total principal additions were $947,641 and total principal payments were $841,347.
On October 26, 2009, Gregory D. Frederick, the Company and the Bank entered into a Separation and Release Agreement in connection with Mr. Frederick’s resignation as the Company’s Chief Operating Officer. The separation agreement provided for, among other things: (i) the payment by the Company to Mr. Frederick of $143,375, payable in two installments on November 13, 2009 and January 15, 2010; (ii) Mr. Frederick’s agreement to keep confidential all of the Company’s non-public information; and (iii) Mr. Frederick’s release of any and all potential claims against the Company and the Bank.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the most recent practicable date, the number and percentage of shares of Company common stock beneficially held by persons known by the Company to be the owners of more than five percent (5%) of the Company’s common stock.

Name and Address	Amount and Nature of Beneficial		Percent
of Beneficial Owner	Ownership		of Class
Royce & Associates, LLC	303,400	(1)	8.43%
New York, NY

(1)	Based on Schedule 13G/A filed with the SEC on January 25, 2010 by Royce & Associates, LLC (“Royce”), stating that as of December 31, 2009, Royce was the beneficial owner of 303,400 shares of Company common stock and had sole voting power and sole investment power with respect to all 303,400 shares.
In January, 2009, the Board approved a Stock Ownership Policy which requires all directors to acquire, (within five years of becoming a director) and retain a minimum of 5,000 shares of the Company’s common stock. The policy requires that within five years of being named executive officers, the Chief Executive Officer must retain a minimum of 25,000 shares and other NEO must retain a minimum of 15,000 shares of common stock.
The following table sets forth, as of March 12, 2010, the number and percentage of shares of Company common stock held by each director and nominee for director of the Company, each of the NEOs, and all directors and executive officers of the Company as a group. The business address of each beneficial owner is c/o Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, Virginia 20186.

Name of	Amount and Nature of		Percent
Beneficial Owner(s)	Beneficial Ownership		of Class
John B. Adams, Jr.	14,593		*
Randy K. Ferrell	65,657	(1)	1.80%
Randolph D. Frostick	2,187		*
Eric P. Graap	26,854	(2)	*
Jay B. Keyser	3,462	(3)	*
Douglas C. Larson	20,705	(4)	*
Randolph T. Minter	23,432	(5)	*
Brian S. Montgomery	37,009	(6)	1.02%
John J. Norman, Jr.	8,004	(7)	*
P. Kurtis Rodgers	4,833		*
Sterling T. Strange, III	2,837		*

All directors and executive officers as a group (11 persons):	209,573		5.75%

*	Percentage ownership is less than one percent of the outstanding shares of common stock.
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days. All shares of common stock indicated in the above table are subject to the sole investment and voting power of the identified director or officer, except as otherwise set forth in the footnotes below, except that shares of restricted stock over which the individual has sole voting power but does not have investment power until transferability restrictions have lapsed, are not specifically identified.
(1)	Includes 11,232 shares held jointly with his wife, Carole W. Ferrell, over which he shares voting and investment power.

(2)	Includes 7,674 shares owned by Barbara C. Graap, his wife, as to which shares he disclaims beneficial ownership. Also includes 56 shares held jointly with Barbara C. Graap, his wife, over which he shares voting and investment power.

(3)	Includes 2,000 shares held jointly with Angela L. Keyser, his wife, over which he shares voting and investment power.

(4)	Includes 7,019 shares held jointly with Eliza C. Larson, his wife, over which he shares voting and investment power; and 6,240 shares that could be acquired within 60 days through the exercise of stock options.

(5)	Includes 6,240 shares that could be acquired within 60 days through the exercise of stock options.

(6)	Includes 10,376 shares held jointly with Patty M. Montgomery, his wife, over which he shares voting and investment power; and 6,000 shares that could be acquired within 60 days through the exercise of stock options.

(7)	Includes 3,000 shares that could be acquired within 60 days through the exercise of stock options.
The Company is not aware of any arrangement that may operate at a subsequent date to effect a change in control of the Company.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The committee’s responsibilities include providing for effective external audits of all corporate subsidiaries by a suitable independent registered public accounting firm, providing for an effective and efficient internal audit program to serve all subsidiaries in an examining and advisory capacity, assisting the Board of Directors in fulfilling its fiduciary responsibilities for financial reporting and internal accounting and operations controls, and to act as an agent for the Board of Directors to help ensure the independence of internal and external auditors, the integrity of management, and the adequacy of disclosure to shareholders.
The Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent registered public accounting firm, Smith Elliott Kearns & Company, LLC, is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The committee’s responsibility is to monitor the Company’s financial reporting process and report its findings to the Board.
In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2009 with the Company’s management. The Audit Committee has discussed with Smith Elliott the matters required to be discussed by the Statement on
Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received from Smith Elliott the written disclosures regarding the independent registered public accounting firm’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committee Concerning Independence, and has discussed with Smith Elliott its independence. In that regard, the Audit Committee has considered whether the provision by Smith Elliott of certain limited permissible non-audit services in addition to its audit services, is compatible with maintaining that firm’s independence and has determined that it is.
Based on the review and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report and the Company’s Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.
The four members of the Audit Committee are independent as defined by the NASDAQ listing standards and applicable SEC regulations.

Audit Committee:
Douglas C. Larson, Chairman	John B. Adams, Jr.
John J. Norman, Jr.	Sterling T. Strange, III
PRINCIPAL ACCOUNTANT FEES
The following table presents the fees for professional audit services rendered by Smith Elliott for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and 2008 and fees billed for other services rendered by Smith Elliott during those periods. All services reflected in the following fee table for 2009 and 2008 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.

	Year Ended December 31,
	2008	2009
Audit fees	$69,850	$73,340
Audit-related fees[1]	$12,950	$15,250
Tax fees	—	—
All other fees	—	—
	$82,800	$88,590

(1)	Audit-related fees for 2008 and 2009 consist of fees billed for the annual ERISA audits of the Company’s benefit plans. Audit-related fees for 2009 also include fees for providing a consent relating to the Company’s filing of a Registration Statement on Form S-8 with the SEC.
The Audit Committee considers the provision of all of the above services to be compatible with maintaining the independence of Smith Elliott, the Company’s independent registered public accounting firm.
PRE-APPROVAL POLICIES
Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent public accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Mr. Larson, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountant to management.
PROPOSAL TWO:
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
The Audit Committee has selected the firm of Smith Elliott Kearns & Company, LLC as the Company’s independent registered public accounting firm to audit the books of the Company and the Bank for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company and the Bank, and to perform such other appropriate accounting services as may be required by the Audit Committee. Smith Elliott audited the books of the Company and the Bank for 2009. A representative of Smith Elliott is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he so desires, and to respond to appropriate questions of the shareholders.
The Audit Committee and the Board of Directors recommends that the shareholders vote “FOR” ratifying the selection of Smith Elliott for the purposes set forth above. A majority of the votes cast is required for the ratification of Smith Elliott for such purposes. The Company has been advised by Smith Elliott that the firm did not have any direct financial interest or any material indirect financial interest in the Company or the Bank in 2009.
If the appointment of Smith Elliott as the Company’s independent registered public accounting firm is ratified, the Audit Committee may, in its sole discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and its shareholders. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Smith Elliott and may proceed, in its sole discretion, with the retention of Smith Elliott if it deems such retention to be in the best interest of the Company and its shareholders.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of the Annual Meeting, proxy material and proxy card, as well as the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, are available at:
http://www.fauquierbank.com/InvestorRelations/documents.
ANNUAL REPORT ON FORM 10-K
Financial statements of the Company are contained in the Form 10-K for the year ended December 31, 2009, which accompanies this proxy statement. Upon written request sent to Fauquier Bankshares, Inc., c/o Secretary, 10 Courthouse Square, Warrenton, Virginia 20186, the Company will provide, at no cost to the shareholder, a copy of the Company’s Form 10-K for the year ended December 31, 2009, including the financial statements, as filed with the SEC.
PROPOSALS FOR 2011 ANNUAL MEETING OF SHAREHOLDERS
The deadline for submitting shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2011 Annual Meeting of Shareholders is December 17, 2010. Any such proposal received at the Company’s principal executive offices after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.
The deadline for submitting shareholder proposals (other than director nominations by shareholders) to be presented at the 2011 Annual Meeting of Shareholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is February 15, 2011. Any such proposal received by the

Company’s principal executive offices after such date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.
OTHER MATTERS
The Board of Directors is not aware of any other matters to come before the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder’s discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof, including whether or not to adjourn the Annual Meeting.
RETURN OF PROXIES
Whether or not you expect to attend the Annual Meeting, please submit your proxy by telephone, the Internet or mail as promptly as possible to assure representation of your shares and help assure a quorum for the Annual Meeting. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. You may revoke your proxy at any time prior to its exercise.

Fauquier Bankshares, Inc.

By Order of the Board of Directors

/s/ John B. Adams, Jr.
John B. Adams, Jr.
Chairman
Warrenton, Virginia
April 16, 2010

ANNUAL MEETING OF SHAREHOLDERS OF
FAUQUIER BANKSHARES, INC.
May 18, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.FauquierBank.com/InvestorRelations/Documents
ê Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the internet. ê

■	20430000000000000000 8	051810

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS PRESENTED.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	The election as directors of all nominees listed (except as marked to the contrary below):

NOMINEES:
☐	FOR ALL NOMINEES	¢ ¢ ¢ ¢	Randy K. Ferrell Brian S. Montgomery P. Kurtis Rodgers Sterling T. Strange III	Class II Class II Class II Class II

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of the selection of Smith Elliott Kearns & Company, LLC, as independent public accountants for the Company for 2010.	☐	☐	☐

This proxy, when properly executed, is revocable and will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all director nominees in Proposal One and FOR Proposal Two. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxy holders in their best judgment.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated April 16, 2010 and of the 2009 Annual Report to Shareholders.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

ANNUAL MEETING OF SHAREHOLDERS OF
FAUQUIER BANKSHARES, INC.
May 18, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.FauquierBank.com/InvestorRelations/Documents
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■	20430000000000000000 8	051810

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS PRESENTED.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	The election as directors of all nominees listed (except as marked to the contrary below):

NOMINEES:
☐	FOR ALL NOMINEES	¢ ¢ ¢ ¢	Randy K. Ferrell Brian S. Montgomery P. Kurtis Rodgers Sterling T. Strange III	Class II Class II Class II Class II

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of the selection of Smith Elliott Kearns & Company, LLC, as independent public accountants for the Company for 2010.	☐	☐	☐

This proxy, when properly executed, is revocable and will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all director nominees in Proposal One and FOR Proposal Two. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxy holders in their best judgment.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and Proxy Statement dated April 16, 2010 and of the 2009 Annual Report to Shareholders.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

                    ■
REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FAUQUIER BANKSHARES, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 18, 2010, 9:30 a.m. Eastern Time
The undersigned hereby appoints Douglas C. Larson, Randolph D. Frostick and Jay B. Keyser and each of them (with full power to act without the others) to act as proxy for the undersigned, and to vote all shares of Common Stock of Fauquier Bankshares, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on May 18, 2010, at 9:30 a.m. Eastern Time, at Poplar Springs Inn Spa, Rogues Road, Casanova, Virginia, and at any adjournments thereof, as set forth on the reverse side.
(Continued and to be marked on the other side.)

■	14475	■